UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016

PRISM TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26083 (Commission File Number)	94-3220749 (I.R.S. Employer Identification No.)

101 Parkshore Dr., Suite 100 Folsom, California 95630 (Address of principal executive offices including zip code)

(916) 932-2860 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

On December 21, 2016, Prism Technologies, LLC (“Prism”), a wholly owned subsidiary of Prism Technologies Group, Inc. (“Company”) entered into a non-recourse financing agreement (“Agreement”) with an unrelated party. The Company has received $500,000 and intends to use the funds for working capital and general corporate operations. No equity was granted to the financing company in the transaction.

Summary of Material Terms

Repayment.    Prism’s repayment obligation generally is limited to the proceeds it receives in connection with the patent infringement litigation with Sprint Spectrum, L.P, pending in the United States Court of Appeals for the Federal Circuit (Prism Technologies LLC v Sprint Spectrum L.P. D/B/A/ Sprint PCS; Case Nos. 16-1456 and 16-1457) and any related appeals or remands (collectively, the “Sprint Litigation”). After payment of any fees to Prism’s litigation counsel, the financing party is entitled to receive:

●	two and half times the funding amount ($1,250,000) if repayment in full is made 18 months or less from the date of the funding agreement;
●	three times the funding amount ($1,500,000) if re payment in full is made after 18 months from the date of the funding agreement.
●	In addition, Prism agreed to reimburse the financing company for certain outside costs totaling $59,212.

Principal Protection. To the extent not recovered from the proceeds associated with the Sprint Litigation, the financing party is entitled only to recover its principal ($500,000) from the proceeds of other current or future cases or patent license instituted by the Company’s subsidiaries.

Right to Conduct Litigation and Settle.   Prism is required to inform the financing party of settlement offers. However, Prism retains the sole and exclusive right to continue or settle any litigation, subject only to a requirement to not act in bad faith.

Security Interest. As security for the repayment and performance of its obligations, Prism granted the financing company a security interest in the proceeds received from the Sprint Litigation and any other patent infringement cases.

Other Terms. The Agreement contains other customary terms and conditions, including provisions regarding representations and warranties, termination and indemnification.

The foregoing summary description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which the Company expects to file as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRISM TECHNOLOGIES GROUP, INC.

Date: December 23, 2016	By:	/s/ L. Eric Loewe
Name: L. Eric Loewe
Title: Senior Vice President, General Counsel and Secretary